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                                                                     Exhibit 5.1


                     [BROBECK PHLEGER & HARRISON LETTERHEAD]



                                October 21, 1999


Corsair Communications, Inc.
3408 Hillview Avenue
Palo Alto, California  94304

        Re: Corsair Communications, Inc. - Registration Statement for Offering of 1,150,000 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Corsair Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 750,000 shares of common stock under the Company's 1997 Stock Incentive Plan (the "Incentive Plan") and 400,000 shares of common stock under the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") (collectively, the "Shares").

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Incentive Plan and the Purchase Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) in accordance with the Incentive Plan and the Purchase Plan (including any stock option agreements or stock issuance agreements or stock purchase agreements thereunder) and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

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                     [Brobeck Phleger & Harrison LLP Logo]


Corsair Communications, Inc.                                    October 21, 1999
                                                                          Page 2



        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan or the Purchase Plan, or the Shares issuable under the Incentive Plan or the Purchase Plan.

                                        Very truly yours,

                                        /s/ BROBECK PHLEGER & HARRISON LLP

                                        BROBECK PHLEGER & HARRISON LLP